AMENDMENT TO FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT

THIS AMENDMENT dated as of May 20, 2011 to the Fund Sub-Administration and Accounting Agreement dated November 1, 2007 (the “Agreement”), by and between The Bank of New York Mellon (formerly known as The Bank of New York) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective after the close of business May 20, 2011, the Old Mutual Strategic Small Company Fund was renamed the Old Mutual Copper Rock International Small Cap Fund.

NOW THEREFORE, the parties agree as follows:

1.	Exhibit A to the Agreement shall be replaced with the Amended Exhibit A attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.		THE BANK OF NEW YORK MELLON

By:	/s/ Mark E. Black	By:	/s/ Joseph F. Keenan
Name:	Mark E. Black	Name:	Joseph F. Keenan
Title:	Chief Financial Officer	Title:	Managing Director

AMENDED EXHIBIT A
DATED AS OF MAY 20, 2011
TO THE
FUND SUB-ADMINISTRATION AND ACCOUNTING AGREEMENT
BETWEEN OLD MUTUAL CAPITAL, INC. AND THE BANK OF NEW YORK MELLON
DATED NOVEMBER 1, 2007

Effective November 5, 2007 for the following Funds:

Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Dwight High Yield Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Focused Fund
Old Mutual Heitman REIT Fund
Old Mutual TS&W Mid-Cap Value Fund

Effective December 10, 2007 for the following Funds:

Old Mutual Cash Reserves Fund
Old Mutual Copper Rock International Small Cap Fund (formerly known as the Old Mutual Strategic Small Company Fund)
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)
Old Mutual TS&W Small Cap Value Fund